Exhibit 10.5.3
FOURTH AMENDMENT TO STANDARD OFFICE LEASE
     This FOURTH AMENDMENT TO STANDARD OFFICE LEASE (“Amendment”) is made and entered into as of this 31 day of July, 2007, by and between AEW LT BREA IMPERIAL CENTRE, LLC, a Delaware limited liability company (“Landlord”) and FREMONT INVESTMENT & LOAN, a California industrial bank (“Tenant”), with reference to the facts set forth in the Recitals below.
RECITALS:
     A. Landlord, as successor-in-interest to Crown Brea Associates, LLC, and Tenant are parties to that certain Standard Office Lease dated as of April 23, 2004, as amended by that certain (i) Notice of Lease Term Dates dated as of October 12, 2004, (ii) Lease Amendment No. 1 undated in August, 2004, and (iii) Third Amendment to Standard Office Lease dated as of November 15, 2005 (as amended, the “Lease”, but excluding therefrom an unexecuted second amendment to lease, which the parties agree was never entered into), pursuant to which Landlord agreed to lease to Tenant the entire office building (the “Premises”) commonly known as 2727 East Imperial Highway, Brea, California 92821 (the “Building”). The Premises is more particularly defined in the Lease and contains approximately 104,662 rentable square feet.
     B. The parties hereto now desire to amend the Lease as hereinafter provided.
     C. Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the same meanings assigned to them in the Lease.
     NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT:
     1. Right of First Offer to Purchase. Landlord and Tenant acknowledge and agree that Article 33 of the Lease is hereby deleted in its entirety (it being the intent of the parties that Tenant have no further right of first offer to purchase the Premises).
     2. No Other Modifications. Except as expressly modified herein, the Lease shall remain in full force and effect.
     3. Entire Agreement. The Lease and this Amendment contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in such documents, and no prior written or oral agreement or any prior letter or understanding pertaining to any such matter shall be effective for any purpose.
     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same Amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

“Landlord” AEW LT BREA IMPERIAL CENTRE, LLC, a Delaware limited liability company
By:	/s/ Alison L. Husid
	Name:	Alison L. Husid
	Title:	Authorized Signatory

“Tenant” FREMONT INVESTMENT & LOAN, a California industrial bank
By:	/s/ Mark Gordon
	Name:	Mark Gordon
	Its:	VP, Corporate Real Estate